Exhibit (m)(iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                           Amendment #1 to EXHIBIT A
                                     to the
                               Distribution Plan

                         FEDERATED INSTITUTIONAL TRUST:
                 FEDERATED GOVERNMENT ULTRASHORT DURATION FUND
                                 CLASS A SHARES

         This Amendment #1 to Exhibit A to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated Institutional Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated Government Ultrashort Duration Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED INSTITUTIONAL TRUST


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President




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                           Amendment #1 to EXHIBIT C
                                     to the
                               Distribution Plan

                         FEDERATED INSTITUTIONAL TRUST:

                FEDERATED INTERMEDIATE GOVERNMENT/CORPORATE FUND
                          INSTITUTIONAL SERVICE SHARES

         This Amendment #1 to Exhibit C to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated Institutional Trust with respect to the Institutional Service Shares of the portfolio of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Institutional Shares of Federated Intermediate Government/Corporate Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED INSTITUTIONAL TRUST


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President